UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 23, 2010

CoBiz Financial Inc.

(Exact name of registrant as specified in its charter)

Commission file number 001-15955

Colorado	84-0826324
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

821 17th Street Denver, Colorado	80202
(Address of principal executive offices)	(Zip Code)

(303) 293-2265

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.04. Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans.

On February 23, 2009 CoBiz Financial Inc. (the Company) announced an upcoming blackout trading restriction period (the Blackout Period) for the CoBiz Employees 401(k) Plan (the Plan) pursuant to a change in plan providers.  The Blackout Period will affect the Plan’s Employee Stock Fund that invests in the Company’s $0.01 par value common stock.

The Blackout Period is expected to begin the week of March 21, 2010 and conclude the week of April 11, 2010(1), during which time substantially all activity in the Plan will be suspended.  Suspended Plan transactions include:

•                  Requests for Plan loan payouts, distributions and withdrawals;

•                  Changes in investment directions for new contributions;

•                  Transfers of existing funds among investment options.

All investment options held under the Plan, with either the prior or the new investment providers, are subject to the Blackout Period.

Questions regarding the Blackout Period can be directed to:

Ms. Elizabeth May

CoBiz Financial Inc.

821 17th Street, Denver, CO 80202

(720) 264-5615

(1)This date is dependant on the accurate and timely transfer of data between the prior and new providers.  Delays in the transfer of data could change this date and lengthen the transition process and the Blackout Period.  Plan participants will be notified of any delays.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CoBiz Financial Inc.
(Registrant)
Date:	February 25, 2010
\s\ Lyne Andrich
Lyne Andrich
EVP & CFO